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                                  EXHIBIT 99.1


        The following pro forma condensed consolidated balance sheet of the Company is based upon the Company's consolidated historical balance sheet, as adjusted to give effect to the sale and issuance of $50 million of Series B Convertible Preferred Stock to Fujitsu Limited, its majority stockholder, and the retirement of $50 million of debt previously guaranteed by Fujitsu. The pro forma condensed consolidated balance sheet as of August 31, 1997 gives effect to this transaction as if it occurred on August 31, 1997. The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable. The pro forma balance sheet does not purport to represent what the Company's financial position would actually have been had this transaction in fact occurred at or on such date, or to project the Company's financial position at any future date.

The pro forma adjustments include proceeds from the issuance of $50 million of preferred stock net of $595,000 of expenses and the retirement of $50 million of debt.

                                   PRO FORMA
                CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
                                AUGUST 31, 1997
                                 (IN THOUSANDS)

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                                                                          PRO FORMA
                                                       HISTORICAL        ADJUSTMENTS        PRO FORMA
                                                       ----------        -----------        ---------
ASSETS
Current assets:
  Cash and cash equivalents........................    $  3,244                             $  3,244
  Trade accounts receivable........................       5,679                                5,679
  Receivable from Fujitsu..........................         725                                  725
  Inventory........................................      17,618                               17,618
  Prepaid expenses and other assets................       3,034                  --            3,034
                                                       --------            --------         --------

        Total current assets.......................      30,300                               30,300

Property and equipment, net........................      13,542                  --           13,542
                                                       --------            --------         --------

Total assets.......................................    $ 43,842                  --         $ 43,842
                                                       ========            ========         ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Trade accounts payable...........................    $ 12,932                 595         $ 13,527
  Accrued liabilities..............................       4,357                                4,357
  Payable to Fujitsu...............................       7,834                                7,834
  Notes payable....................................      50,000             (50,000)               0
                                                       --------            --------         --------

        Total current liabilities..................      75,123             (49,405)          25,718

Stockholders' equity:
  Preferred stock...................................          0              49,405           49,405
  Common stock......................................         23                                   23
  Additional paid-in capital........................     82,574                               82,574
  Accumulated deficit...............................   (112,627)                 --         (112,627)
                                                       --------            --------         --------

                                                        (30,030)             49,405           19,375

Less:  treasury stock...............................     (1,251)                 --           (1,251)
                                                       --------            --------         --------

        Total stockholders' equity..................    (31,281)             49,405           18,124
                                                       --------            --------         --------

Total liabilities and stockholders' equity..........   $ 43,842            $ 49,405         $ 43,842
                                                       ========            ========         ========
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